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                                                                    EXHIBIT 16.1


[ERNST & YOUNG LLP LETTERHEAD]


September 18, 1996


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 12, 1996, of Signature Resorts, Inc. and are in agreement with the statements contained in the first paragraph of Item 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                       Ernst & Young LLP